EXHIBIT 3.6

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                    OF THE SERIES A, B AND C PREFERRED STOCK
                            OF CARE CONCEPTS I, INC.


         I, Steve Markley, Chief Executive Officer of CARE CONCEPTS I, INC., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on November 26, 2002, adopted the following resolutions creating the following series of preferred stock, designated as Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock, respectively.

         The relative rights and preferences of the preferred shares are as follows:

Series A Convertible Preferred Stock. 100,000 shares of Preferred Stock shall be designated as Series A Convertible Preferred Stock, $100 stated value per share, which shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

(i) Dividends. The Series A Convertible Preferred Stock shall be entitled to receive a dividend of $10.00 per share each year on the anniversary of its original issuance and such dividend shall accumulate in each year it is not paid. In the event of redemption or conversion of any such shares, the dividend from the last anniversary of the date of issuance shall be prorated to the date of such conversion or redemption.

(ii) Redemption and Conversion. The Series A Convertible Preferred Stock shall be redeemed five years after original issuance at the stated value, plus all accumulated and unpaid dividends, in common stock of the Corporation at $1.00 per share. At the option of the holder, each share of Series A Convertible Preferred Stock may be converted at any time after original issuance at the stated value, plus all accumulated and unpaid dividends, in common stock of the Corporation at $1.00 per share.

(iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the stated value of $100 per share plus accumulated but unpaid dividends and no more. In the event the amount available to pay the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the holders of such series of Preferred Stock then the amount legally available for distribution shall be distributed among the Holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, pro rata, based on the respective liquidation amounts to which the Holders of each such series are entitled.

(iv) Voting. To the extent that under Delaware Corporation Law the vote of the holders of the Series A Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock shall constitute the approval of such action by the class.


Series B Convertible Preferred Stock. 10,000 shares of Preferred Stock shall be designated as Series B Convertible Preferred Stock, $100 stated value per share, which shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:


(i) Dividends. The Series B Convertible Preferred Stock shall be entitled to receive a dividend of $8.00 per share each year on the anniversary of its original issuance and such dividend shall accumulate in each year

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         it is not paid. In the event of redemption or conversion of any such shares, the dividend from the last anniversary of the date of issuance shall be prorated to the date of such conversion or redemption.

(ii) Redemption and Conversion. The Series B Convertible Preferred Stock shall be redeemed five years after original issuance at the stated value, plus all accumulated and unpaid dividends, in common stock of the Corporation at 80% of the average closing price of the common stock for the ten (10) trading days prior to the date of redemption. At the option of the holder, each share of Series B Convertible Preferred Stock may be converted at any time after original issuance at the stated value, plus all accumulated and unpaid dividends, in common stock of the Corporation at 80% of the average closing price of the common stock for the ten (10) trading days prior to the date of conversion.

(iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series B Convertible Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the stated value of $100 per share plus accumulated but unpaid dividends and no more. In the event the amount available to pay the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the holders of such series of Preferred Stock then the amount legally available for distribution shall be distributed among the Holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, pro rata, based on the respective liquidation amounts to which the Holders of each such series are entitled.

(iv) Voting. To the extent that under Delaware Corporation Law the vote of the holders of the Series B Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Convertible Preferred Stock shall constitute the approval of such action by the class.


Series C Convertible Preferred Stock. 45,000 shares of Preferred Stock shall be designated as Series C Convertible Preferred Stock, $100 stated value per share, which shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

(i) Redemption and Conversion. The Series C Convertible Preferred Stock shall be redeemed five years after original issuance at the stated value, in common stock of the Corporation at 80% of the average closing price of the common stock for the ten (10) trading days prior to the date of redemption, but in any event not more than one (1) million shares. No dividends are issued or accrued. At the option of the holder, each share of Series C Convertible Preferred Stock may be converted at any time after original issuance at the stated value, in common stock of the Corporation at 80% of the average closing price of the common stock for the ten (10) trading days prior to the date of conversion, but in any event not more than one (1) million shares. No dividends are issued or accrue.

(ii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the stated value of $100 per share and no more. In the event the amount available to pay the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the holders of such series of Preferred Stock then the amount legally available for distribution shall be distributed among the Holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, pro rata, based on the respective liquidation amounts to which the Holders of each such series are entitled.

(iii) Voting. To the extent that Delaware Corporation Law the vote of the holders of the Series C Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a

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         majority of the shares of Series C Convertible Preferred Stock shall constitute the approval of such action by the class.



         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Chief Executive Officer and Director this 27th day of November, 2002.

                                  CARE CONCEPTS I, INC.


                                         By:s/Steve Markley
--------------------------------------------------------------------------------
                                         Steve Markley, Chief Executive Officer

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